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                                                                     Exhibit 4.2

                          [Bank of America Letterhead]

                                  July 29, 2004

Kaiser Aluminum & Chemical Corporation
5847 San Felipe, Suite 2500
Houston, Texas 77057
Attention:  Kerry A. Shiba,
            Vice President, Chief Financial
            Officer and Treasurer

                Re:  Kaiser Aluminum & Chemical Corporation
                     $285,000,000 Post-Petition Credit Agreement

Dear Mr. Shiba:

      Reference is made to (i) that certain $285,000,000 Post-Petition Credit Agreement, dated as of February 12, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum Corporation, Bank of America, N.A., as Agent and a Lender, and the other Lenders that are or may from time to time become parties to the Credit Agreement and (ii) that certain Waiver, dated as of May 21, 2004 (the "Waiver"), among the Agent, the Lenders party thereto and the Obligors (as defined in the Credit Agreement). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement.

      In consideration for the agreements between the Obligors and the Lenders set forth herein, but subject to the conditions set forth herein, the Agent and the Lenders hereby agree that the Sale Waiver Termination Date and the EBITDA Waiver Termination Date (each as defined in the Waiver) shall be extended to, and the limited waivers provided for in the Waiver relating thereto shall be effective through and including, September 30, 2004 (the "Extended Waiver Termination Date"). In addition, the Agent and the Lenders hereby agree that the extension, through and including the Extended Waiver Termination Date, of the effectiveness of the limited waiver set forth in the Waiver with respect to the minimum EBITDA test in Section 9.2.4 of the Credit Agreement shall also apply to the measurement periods ending July 31, 2004 and August 31, 2004.

      Further, in consideration for the agreements between the Obligors and the Lenders set forth herein, but subject to the conditions set forth herein, the Agent and the Lenders hereby (A) waive any noncompliance with the provisions of
Section 9.2.11 of the Credit Agreement restricting the sale of the interests of the Company and KBC (collectively, the "Sellers") in

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Kaiser Aluminum & Chemical Corporation
July 29, 2004
Page 2

KJBC and in certain assets associated with the facility located in Gramercy, Louisiana and KJBC (collectively, the "Gramercy/KJBC Sale"), provided, however, that such waiver shall be limited solely to permit the transactions contemplated under that certain purchase agreement, dated as of May 17, 2004 (as amended, the "Existing Gramercy Purchase Agreement"), among the Company, KBC, Gramercy Alumina LLC and St. Ann Bauxite Limited and (B) agree that (i) the definition of the term "PPE Subcomponent Reduction" shall exclude the Net Disposition Proceeds from the Gramercy/KJBC Sale, and (ii) the Gramercy/KJBC Sale shall not count against the $25,000,000 basket referred to in clause (i) of Section 9.2.11 of the Credit Agreement. The limited waivers and agreements in clauses (A) and (B) of this paragraph shall be effective only through the Extended Waiver Termination Date.

      In consideration of the foregoing, the Obligors hereby agree to pay to the Agent and the Lenders on or before July 30, 2004 a $250,000 fee (the "Waiver Extension Fee") as compensation for the extension of the Waiver and the additional limited waivers and agreements of the Agent and the Lenders provided for herein. The parties hereto anticipate entering into a Seventh Amendment to the Credit Agreement (the "Seventh Amendment") to effect a more comprehensive and permanent modification of the Credit Agreement to permit the transactions contemplated hereby and in the Waiver and provide for the modification of certain covenants contained in the Credit Agreement. If the Waiver Extension Fee is paid to the Agent and the Lenders pursuant to this paragraph, the entire amount thereof shall be credited to and applied against any fees payable by the Obligors to the Agent and the Lenders under the Seventh Amendment.

      The extension of the Waiver and the additional limited waivers and agreements of the Agent and the Lenders provided for herein shall be null and void ab initio and an Event of Default shall immediately occur (i) upon the occurrence of any of the events described in clause (y) of the penultimate sentence of the second paragraph of the Waiver or (ii) on the Extended Waiver Termination Date, unless, in the case of either clause (i) or clause (ii) above, on or prior to such date, the Obligors and the Lenders shall have entered into, and the Bankruptcy Court shall have entered an order (which order shall have become a final order not later than September 30, 2004) approving, the Seventh Amendment agreed to and executed by the Lenders.

      The Waiver and this extension and modification thereof shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or Event of Default, amend or modify any provision of any Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Obligor. Except as expressly provided herein and in the Waiver, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

      This letter agreement shall be effective only if and when (i) it is signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, each of the parties set forth on the signature pages hereto and (ii) the Waiver Extension Fee has been paid to the Agent for the benefit of the Lenders. This letter agreement may be executed

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Kaiser Aluminum & Chemical Corporation
July 29, 2004
Page 3

by one or more of the parties on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

      This letter agreement shall be deemed to be a contract made under and governed by the internal laws of the State of New York, without giving effect to such laws relating to conflicts of laws to the extent not preempted by federal bankruptcy law, provided that the Agent and the Lenders shall retain all rights arising under federal law.

      If you have any questions about this letter agreement, please contact the undersigned at the number above.

                                      Sincerely,

                                      Bank of America, N.A., as Agent

                                      /s/Robert M. Dalton
                                      ----------------------------
                                      Name:  Robert M. Dalton
                                      Title: Vice President

cc: Kaiser - General Counsel

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AGREED AND CONSENTED TO

as of this 30th day of July, 2004

BANK OF AMERICA, N.A.

By:  /s/Robert M. Dalton
     -----------------------------------
Name:  Robert M. Dalton
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:   /s/John Dale
      ----------------------------------
Name:  John Dale
Title: Duly Authorized Signatory

WELLS FARGO FOOTHILL, INC.

By: /s/Eunnie Kim
    ------------------------------------
Name:  Eunnie Kim
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/Grant Weiss
    ------------------------------------
Name:  Grant Weiss
Title: Vice President

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By: /s/Michele Kouatchis
    ------------------------------------
Name:  Michele Kouatchis
Title: Director

PNC BANK, NATIONAL ASSOCIATION

By: /s/Sandra Sha Kenyon
    -----------------------------------
Name:  Sandra Sha Kenyon
Title: Vice President

GMAC COMMERCIAL FINANCE, LLC

By: /s/Thomas Brent
   -------------------------------------
Name:  Thomas Brent
Title: Vice President

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KAISER ALUMINUM CORPORATION

By: /s/Kerry A. Shiba
   ------------------------------------------
Name:  Kerry A. Shiba
Title: Vice President & Chief Financial Officer

KAISER ALUMINUM & CHEMICAL CORPORATION

By: /s/Kerry A. Shiba
   -------------------------------------------
Name:  Kerry A. Shiba
Title: Vice President & Chief Financial Officer

AKRON HOLDING CORPORATION
ALPART JAMAICA INC.
KAISER ALUMINA AUSTRALIA CORPORATION
KAISER BELLWOOD CORPORATION
KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.
KAISER ALUMINIUM INTERNATIONAL, INC.
KAISER ALUMINUM PROPERTIES, INC.
KAISER ALUMINUM TECHNICAL SERVICES, INC.
KAISER FINANCE CORPORATION
KAISER JAMAICA CORPORATION
KAISER MICROMILL HOLDINGS, LLC
KAISER SIERRA MICROMILLS, LLC
KAISER TEXAS SIERRA MICROMILLS, LLC
KAISER TEXAS MICROMILL HOLDINGS, LLC
OXNARD FORGE DIE COMPANY, INC.
ALWIS LEASING LLC
KAISER BAUXITE COMPANY
KAISER CENTER, INC.
KAISER CENTER PROPERTIES
KAE TRADING, INC.
KAISER EXPORT COMPANY

By: /s/Kerry A. Shiba
   -------------------------------------------
Name:  Kerry A. Shiba
Title: Vice President & Chief Financial Officer